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                       HOULIHAN'S RESTAURANT GROUP, INC.
                           Two Brush Creek Boulevard
                          Kansas City, Missouri 64112

                 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 21, 1996

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Stockholder(s) hereby appoint(s) William W. Moreton and Frederick R. Hipp, and each of them, with power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorizes them to represent and to vote all of the shares of Common Stock of Houlihan's Restaurant Group, Inc. ("Houlihan's") held of record as of July 17, 1996, which the undersigned is entitled to vote at the Special Meeting of Stockholders of Houlihan's to be held on August 21, 1996, at Houlihan's offices located at Two Brush Creek Boulevard, Kansas City, Missouri, at 10:00 a.m. (local time), and at any adjournments or postponements thereof.

The Special Committee of the Board of Directors recommends a vote FOR
Proposal 1.

1. APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF JUNE 4, 1996, AMONG ZAPATA CORPORATION, ZAPATA ACQUISITION CORP. AND HOULIHAN'S.

         [  ]  FOR                  [  ]  AGAINST                [  ]  ABSTAIN

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THIS SPECIAL MEETING OF STOCKHOLDERS.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                            Dated:
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                            Signature


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                            Signature (if held jointly)

                            Number of Shares:
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                            PLEASE MARK, SIGN, DATE AND MAIL
                            THIS PROXY IN THE ENVELOPE PROVIDED

                            If you expect to attend the
                            Special Meeting of Stockholders
                            please check this box  [  ]